SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [x]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement

[x] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           HERSHEY FOODS CORPORATION
                       ---------------------------------
                (Name of Registrant as Specified in its Charter)

                           HERSHEY FOODS CORPORATION
                       ----------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(2), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each of securities to which transaction applies:

- ---------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

- ----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

- -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

- -------------------------------------------------------------------------------

(2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------


- ------------------------------------
/1/Set forth the amount on which the filing fee is calculated and state how it was determined.

(LOGO OF HERSHEY FOODS APPEARS HERE)
                                                         Hershey Foods
                                                         Corporation Corporate
                                                         Headquarters Hershey,
                                                         Pennsylvania 17033

                                                         March 14, 1994

To Our Stockholders:

  It is my pleasure to invite you to attend the 1994 Annual Meeting of Stockholders of Hershey Foods Corporation, to be held at 2:00 P.M. on Monday, April 25, 1994. The meeting will be held at the Hershey Theatre, located one half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania.

  As a special feature this year, all stockholders are invited to view the Milton S. Hershey exhibit at the Hershey Museum and will be entitled to a 30% discount on Hershey's chocolate and non-chocolate products at Hershey's Chocolate World visitors center on the day of the Annual Meeting. On the back of this Proxy Statement is a map showing directions to the Hershey Museum and Hershey's Chocolate World as well as a coupon you will need to present at both locations.

  Business scheduled to be considered at the meeting includes the election of twelve directors and the approval of the appointment of Arthur Andersen & Co. as independent public accountants for the Corporation for 1994. Additional information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement.

  As in the past, members of management will review with you the Corporation's operations during the past year and will be available to respond to questions during the meeting. A summary of the proceedings will be made available to all stockholders.

  In order that an admission ticket can be provided in advance, we again are asking that registered holders please indicate whether they plan to attend the Annual Meeting by marking the block in the lower right-hand corner of the proxy card. In lieu of the card, you may send a request in the envelope provided and we will send you an admission ticket.

  Also, please be advised that due to increasing stockholder attendance at the Annual Meeting, we anticipate that seating and parking will be limited. Therefore, stockholders are encouraged not to bring guests.

  If your shares are currently held in the name of your broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from your broker, bank or other nominee indicating that you are the beneficial owner of a stated number of shares of stock as of the record date. This will help facilitate registration at the meeting.

  To assure proper representation of your shares at the meeting, please carefully mark the enclosed proxy card; then sign, date, and return it at your earliest convenience. As described in the Proxy Statement, you may elect to vote your shares in person at the meeting even though you previously have sent in a proxy.

  I look forward to seeing you at the meeting.

                                            Sincerely yours,

                                            /s/Kenneth L. Wolfe

                                               Kenneth L. Wolfe
                                          Chairman of the Board and
                                           Chief Executive Officer

                    (LOGO OF HERSHEY FOODS APPEARS HERE)

                              ----------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                     ON

                               APRIL 25, 1994

                              ----------------

  The Annual Meeting of Stockholders of HERSHEY FOODS CORPORATION will be held at 2:00 P.M., Monday, April 25, 1994 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033 for the following purposes:

  (1) To elect twelve directors;

  (2) To approve the appointment of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994; and

  (3) To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

  In accordance with the By-laws and action of the Board of Directors, stockholders of record at the close of business on March 1, 1994 will be entitled to notice of, and to vote at, the meeting and any and all adjournments thereof.

                                           By order of the Board of Directors,

                                                    WILLIAM LEHR, JR.
                                              Vice President and Secretary

March 14, 1994

  KINDLY MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU CANNOT ATTEND IN PERSON.

                      ---------------------------------

                               PROXY STATEMENT

                      ---------------------------------

                     SOLICITATION AND VOTING OF PROXIES

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HERSHEY FOODS CORPORATION, a Delaware corporation (the "Corporation" or "Hershey Foods"), for use at the Annual Meeting of Stockholders which will be held at 2:00 P.M., Monday, April 25, 1994 at the Hershey Theatre, East Caracas Avenue, Hershey, Pennsylvania 17033, and at any and all adjournments of that meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are being sent to stockholders on or about March 14, 1994. The Corporation's principal executive offices are located at 100 Crystal A Drive, Hershey, Pennsylvania 17033.

  Shares represented by properly executed proxy cards received by the Corporation at or prior to the meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR the election of the nominees for director named in this Proxy Statement, and FOR approval of the appointment of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994. As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their best judgment.

  A proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Corporation an instrument revoking it, by a duly executed proxy bearing a later date, or by voting by ballot at the meeting. Shares held for each participant in the Corporation's Automatic Dividend Reinvestment Service plan or the Corporation's Employee Savings, Stock Investment and Ownership Plan ("ESSIP") will be voted by the plan trustee as directed by the participant's proxy card. If an Automatic Dividend Reinvestment Service plan participant does not return a card, the participant's shares in the plan will not be voted. If an ESSIP participant does not return a card, that participant's shares will be voted by the plan trustee in proportion to the final aggregate vote of the plan participants actually voting on the matter.

  The cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Annual Meeting of Stockholders will be paid by the Corporation. The Corporation has retained Georgeson & Company Inc. to assist in soliciting proxies for a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses. Additional solicitation by mail, telephone, telecopier or by personal solicitation may be done by directors, officers and regular employees of the Corporation, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Corporation's stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Corporation for their reasonable expenses.

                              VOTING SECURITIES

  The Corporation has shares of two classes of stock outstanding, Common Stock ("Common Stock") and Class B Common Stock ("Class B Stock"), each with one dollar par value. The Common Stock is entitled to cash dividends 10% higher than those declared on the Class B Stock. The Class B Stock carries ten votes per share, while the Common Stock carries one vote per share.

  At the close of business on March 1, 1994, the record date for the Annual Meeting, there were outstanding 72,113,618 shares of the Common Stock, and 15,242,979 shares of the Class B Stock, all of which are entitled to vote. Holders of record of the Corporation's Common Stock on March 1, 1994 will be entitled to one vote for each share held, and holders of record of the Class B Stock on March 1, 1994 will be entitled to ten votes for each share held. According to the Corporation's By-laws, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast of the outstanding Common Stock and Class B Stock, respectively, shall constitute quorums for matters to be voted on separately by the Common Stock as a class and the Class B Stock as a class. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the combined outstanding shares of the Common Stock and the Class B Stock shall constitute a quorum for matters to be voted on without regard to class.

  The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), and By-laws. The specific vote requirements for the proposals being submitted to a stockholder vote at this year's Annual Meeting are set forth under the description of each proposal in this Proxy Statement.

  Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purposes of determining whether a proposal (but not on the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

  As of March 1, 1994, the stockholders noted in the following table owned beneficially the indicated number of shares of the Corporation's Common Stock and Class B Stock entitled to vote at the meeting.

   TITLE OF                                      AMOUNT AND NATURE OF         PERCENT
    CLASS          NAME OR GROUP(/1/)            BENEFICIAL OWNERSHIP         OF CLASS
- --------------  ------------------------ ------------------------------------ --------
Common Stock,   Hershey Trust
one dollar      Company(/2/) 100 Mansion
par value       Road East Hershey, PA    20,928,493 shares held by Hershey      29.0%
                17033                    Trust Company, as Trustee for Milton
                                         Hershey School
                Milton Hershey
                School(/2/) Founders
                Hall Hershey, PA 17033

                Hershey Trust            283,097 shares held as institutional     .6%
                Company(/2/)             fiduciary for 54 estates and trusts
                                         unrelated to Milton Hershey School;
                                         and 175,000 shares held as
                                         investments of Hershey Trust Company

Class B Stock,  Hershey Trust
one dollar      Company(/2/)             15,153,003 shares held by Hershey      99.4%
par value                                Trust Company, as Trustee for Milton
                Milton Hershey           Hershey School
                School(/2/)

  TITLE OF                                    AMOUNT AND NATURE OF         PERCENT
   CLASS         NAME OR GROUP(/1/)           BENEFICIAL OWNERSHIP         OF CLASS
- ------------  ------------------------ ----------------------------------  --------
Common Stock  H. O. Beaver, Jr.,       6,437 shares                            *
one dollar    Director
par value     T. C. Graham, Director   3,100 shares                            *
              B. Guiton Hill, Director   100 shares                            *
              J. C. Jamison, Director  5,100 shares                            *
              S. C. Mobley, Director     634 shares                            *
              F. I. Neff, Director       300 shares                            *
              R. J. Pera, Director     1,226 shares                            *
              J. M. Pietruski,         2,100 shares                            *
              Director
              V. A. Sarni, Director    1,604 shares                            *
              H. R. Sharbaugh,         3,100 shares                            *
              Director
              J. P. Viviano, Director, 55,394 shares and 68,350 stock          *
              President and Chief      options which are exercisable
              Operating Officer(/3/)
              K. L. Wolfe, Director,   70,417 shares and 94,750 stock          *
              Chairman of the Board    options which are exercisable
              and Chief Executive
              Officer(/3/)
              R. A. Zimmerman          109,262 shares and 100,500 stock        *
              Retired Chairman of the  options which are exercisable
              Board and Chief
              Executive Officer(/3/)
              M. F. Pasquale           19,462 shares and 41,800 stock          *
              President, Hershey       options which are exercisable
              Chocolate U.S.A.(/3/)
              C. M. Skinner            14,041 shares and 20,900 stock          *
              President, Hershey Pasta options which are exercisable
              Group
              All current Directors,   287,903 shares and 468,800 stock      1.0%
              Nominees for Director,   options which are exercisable
              and Executive Officers
              as a Group (29 persons)

- --------
* Less than 1%

  (/1/) None of the current directors or officers of the Corporation owns more than 1% of the outstanding shares of the Common Stock. No current director or officer of the Corporation owns beneficially any shares of Class B Stock. All current directors are nominees for director. Beneficial ownership includes shares held individually and jointly, as well as by spouses and other family members. Such ownership also includes shares credited to the accounts of directors and officers who are participants in ESSIP. All participants are given the opportunity to vote shares held for their accounts in this plan.

  In addition, certain directors and officers of the Corporation are participants in the Long Term Incentive Program of the Corporation's 1987 Key Employee Incentive Plan. These individuals are eligible to receive incentive awards payable, in whole or in part, in the Corporation's Common Stock, stock options or in certain circumstances, cash. They are permitted to defer, in certain instances, receipt of performance share units ("PSU") awards until a future date. Of those officers named in the preceding table, the following are the amounts of deferred PSU stock awards as of March 1, 1994: R. A. Zimmerman, 17,232 shares; J. P. Viviano, 13,878 shares; M. F. Pasquale, 11,070 shares; and C. M. Skinner, 3,152 shares. As of March 1, 1994, receipt of PSU stock awards equivalent to 81,975 shares had been deferred by all current executive officers as a group. The preceding beneficial ownership table does not include deferred PSU stock awards.

  (/2/) Investment decisions with respect to securities held by Hershey Trust Company, as Trustee for Milton Hershey School, are made by the Board of Directors of Hershey Trust Company, as Trustee, with the approval of the Board of Managers (governing body) of Milton Hershey School. Decisions respecting the voting of such securities are made by the Board of Directors of Hershey Trust Company, as Trustee for Milton Hershey School. Investment decisions and decisions respecting the voting of securities held by Hershey Trust Company as institutional fiduciary and as investments are made by the Board of Directors of Hershey Trust Company. Hershey Trust Company, as Trustee for Milton Hershey School, as fiduciary of the above-noted individual trusts and estates, and as direct owner of investment shares, will be entitled to vote 21,386,590 shares of Common Stock at the meeting. Hershey Trust Company, as Trustee for Milton Hershey School, will be entitled to vote 15,153,003 shares of Class B Stock at the meeting. Hershey Trust Company will therefore be entitled to cast 21,386,590 of the 72,113,618 votes entitled to be cast on matters required to be voted on separately by the holders of the Common Stock, and 172,916,620 of the total 224,543,408 votes entitled to be cast by the holders of the Common Stock and the Class B Stock voting together on other matters to be voted on without regard to class.

  Pursuant to the Corporation's Certificate, all holders of Class B Stock, including Hershey Trust Company, are entitled to convert any or all of their Class B Stock shares into shares of Common Stock at any time on a one-time-only, share-for-share basis. In the event Hershey Trust Company, as Trustee for Milton Hershey School, ceases to hold more than 50% of the outstanding shares of the Class B Stock or 15% of the total outstanding shares of both the Common Stock and Class B Stock, all shares of the Class B Stock will automatically be converted into shares of the Common Stock on a share-for-share basis. The Corporation's Certificate requires the approval of Hershey Trust Company, as Trustee for Milton Hershey School, prior to the Corporation issuing shares of Common Stock or undertaking any other action which would cause Hershey Trust Company, as Trustee for Milton Hershey School, to cease having voting control of the Corporation.

  All of the outstanding shares of Hershey Trust Company are owned by Hershey Trust Company in its capacity as Trustee for Milton Hershey School. The eight members of the Board of Directors of Hershey Trust Company are presently the same as the members of the Board of Managers of Milton Hershey School and include Kenneth L. Wolfe, who is also a director and Chairman of the Board and Chief Executive Officer of the Corporation, and Rod J. Pera, who is a director of the Corporation. Directors of Hershey Trust Company and members of the Milton Hershey School Board of Managers individually are not considered to be beneficial owners of the Corporation's shares of Common Stock or Class B Stock owned by Hershey Trust Company or by Milton Hershey School.

  (/3/) In 1993, these officers held the following positions: R. A. Zimmerman, Chairman of the Board and Chief Executive Officer; K. L. Wolfe, President and Chief Operating Officer; J. P. Viviano, President, Hershey Chocolate U.S.A.; and M. F. Pasquale, Senior Vice President and Chief Financial Officer.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Twelve directors are to be elected at the meeting, each to serve until the next annual meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is presently a member of the Board of Directors. Pursuant to the Corporation's Certificate and By-laws, one-sixth of the directors, which presently equates to two directors, is entitled to be elected by the Common Stock voting separately as a class. The two nominees receiving the greatest number of votes of the Common Stock voting separately as a class shall be elected. Howard O. Beaver, Jr. and Vincent A. Sarni have been nominated as directors to be so elected by the holders of the Common Stock of the Corporation. The remaining ten nominees are to be elected by the holders of the Common Stock and the Class B Stock voting together and such nominees receiving the greatest number of votes of the Common Stock and Class B Stock voting together without regard to class shall also be elected. In case any of the nominees should become unavailable for election for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote pursuant to the proxy for a substitute.


               HOWARD O. BEAVER, JR., age 68, is retired Chairman of the Board, Carpenter Technology Corporation, Reading, Pennsylvania. He served as Carpenter's Chief Executive Officer from 1971 to 1981 and as Chairman until his retirement in 1983. A Hershey Foods director since 1984, Mr. Beaver is a member of the Audit Committee and the Committee on Directors and Corporate Governance. He is a director of HERCO Inc. and serves as an
   (PHOTO) Advisory Board Member of Mellon Bank Corporation. He is to be elected by the Common Stock as a class.




                               ----------------


               THOMAS C. GRAHAM, age 67, is President and Chief Executive Officer, Armco Steel Company, LP in Middletown, Ohio. In 1992, he served as Chairman and Chief Executive Officer, Washington Steel Corporation, Washington, Pennsylvania. From 1983 to 1991 he was with USX Corporation, where he held the position of Vice Chairman and Chief Operating Officer-Steel and Related Resources, and director in 1983; President-USS and an Executive-Director of USX in 1986 and Vice Chairman in 1990. A Hershey Foods director since 1989, he chairs the Employee Benefit Committee and is a member of the Compensation and
   (PHOTO) Executive Organization Committee. He is also a director of International Paper Company.




                               ----------------


               BONNIE GUITON HILL, age 52, is Dean, McIntire School of Commerce, University of Virginia, a position she has held since 1992. She was a member of the California Governor's cabinet, serving as Secretary of the State and Consumer Services Agency from 1991 to 1992. From 1990 to 1991, she was President and Chief Executive Officer, Earth Conservation Corps, Washington D.C. and from 1989 to 1990, she served as Special Advisor to the President for Consumer Affairs. A Hershey Foods director since 1993, she is a member of the Audit Committee and the Employee Benefit Committee. She is also a director of Louisiana-Pacific Corporation; Niagara Mohawk Power
   (PHOTO) Corporation; The National Environmental Education and Training Foundation; and The Virginia Retirement System.

               JOHN C. JAMISON, age 59, is Chairman, Mallardee Associates, a privately-held corporate financial services business, Williamsburg, Virginia. From 1990 to 1992 he was President and Chief Executive Officer of The Mariners Museum, Newport News, Virginia. From 1983 to 1990 he was Dean of the Graduate School of Business Administration, The College of William & Mary, Williamsburg, Virginia. He was a General Partner with Goldman Sachs & Co. until 1982, when he became a Limited Partner, a position he continues to hold. A Hershey Foods director since 1974, he chairs the Committee on Directors and Corporate Governance and is a member of the Audit Committee. He is also a director of Riverside Health System, Inc.; Richfood Holdings, Inc.; and Williamsburg Winery, Ltd.; and a trustee of The Mariners Museum. Mr. Jamison was recently named to become a
   (PHOTO) director of Best Products Co., Inc. subject to the approval of the Bankruptcy Court for the Southern District of New York.



                               ----------------


               SYBIL C. MOBLEY, PH.D., age 68, is Dean, School of Business and Industry, Florida Agricultural and Mechanical University, Tallahassee, Florida, a position she has held since the Florida A & M Business Department became the School of Business and Industry in 1974. A Hershey Foods director since 1983, she is a member of the Committee on Directors and Corporate Governance and of the Employee Benefit Committee. Dr. Mobley is also a director of Anheuser-Busch Companies, Inc.; Champion
   (PHOTO) International Corporation; Dean Witter, Discover & Co.; Sears, Roebuck and Co.; and Southwestern Bell Corp.



                               ----------------


               FRANCINE I. NEFF, age 68, is Vice President and Director, NETS Inc., a privately- held investment company, Albuquerque, New Mexico. She served from 1974 to 1977 as Treasurer of the United States. From 1977 through 1981, she was a Vice President, Rio Grande Valley Bank of Albuquerque. A Hershey Foods director since 1978, she serves as a member of the Compensation and Executive Organization Committee and the Audit Committee. She
   (PHOTO) is also a director of E-Systems, Inc.; Louisiana-Pacific Corporation; and D. R. Horton, Inc.



                               ----------------


               ROD J. PERA, age 53, is a partner in McNees, Wallace & Nurick, a Harrisburg, Pennsylvania law firm. He is also Chairman of the Board of Hershey Trust Company, Hershey, Pennsylvania, and a member of the Board of Managers of Milton Hershey School. He has been with McNees, Wallace & Nurick since 1966, became a partner in that firm in 1971, and served as Managing Partner from 1984 to 1992. A Hershey Foods director since 1991, he serves as a member of the Employee Benefit Committee and the Audit Committee. Mr. Pera also serves on the Boards of HERCO
   (PHOTO)     Inc.; Polyclinic Health Systems; and the Greater Harrisburg
               Foundation.

               JOHN M. PIETRUSKI, age 61, is Chairman of the Board of Texas Biotechnology Corp., Houston, Texas, and President of Dansara Company, a privately-held management consulting firm, New York, New York. He is also retired Chairman and Chief Executive Officer of Sterling Drug Inc. With Sterling Drug Inc. from 1977 to his retirement in 1988, he also held the positions of Executive Vice President, and President and Chief Operating Officer. A Hershey Foods director since 1987, he chairs the Compensation and Executive Organization Committee and is a member of the Employee Benefit Committee. Mr. Pietruski is also a director of Lincoln National Corporation; General Public Utilities Corporation; Cytogen Corporation; and McKesson
   (PHOTO) Corporation; a trustee, Rutgers University Foundation; and a regent of Concordia College.




                               ----------------


               VINCENT A. SARNI, age 65, is retired Chairman of the Board and Chief Executive Officer, PPG Industries Inc., Pittsburgh, Pennsylvania, positions he held from 1984 until his retirement in 1993. Mr. Sarni joined PPG Industries Inc. in 1968 and held a number of senior management positions, including Senior Vice President and Vice Chairman prior to being elected Chairman and CEO. A Hershey Foods director since 1991, Mr. Sarni serves as a member of the Compensation and Executive Organization Committee and the Committee on Directors and Corporate Governance. He is also a director of PPG Industries Inc.; PNC Financial Corp.;
   (PHOTO) The LTV Corp.; and Amtrol Inc. He is to be elected by the Common Stock as a class.




                               ----------------


               H. ROBERT SHARBAUGH, age 65, is retired Chairman of the Board and Chief Executive Officer, Sun Company, Inc., Radnor, Pennsylvania. Mr. Sharbaugh served as Sun's Chief Executive Officer and/or Chairman of the Board from 1974 until 1979. A Hershey Foods director since 1982, he chairs the Audit Committee and is a member of the Compensation and Executive
   (PHOTO) Organization Committee. He is also a director of Mellon Bank Corporation.




                               ----------------


               JOSEPH P. VIVIANO, age 55, is President and Chief Operating Officer, Hershey Foods Corporation. He was President, Hershey Chocolate U.S.A., a division of the Corporation, from 1985 to 1993. From 1975 through 1978, he served as President of San Giorgio, and then served as President of the San Giorgio-Skinner Company (presently the Hershey Pasta Group) through 1983. In 1984 he was elected Senior Vice President of the Corporation. A director of the Corporation since 1986, he serves as a member of the Executive Committee. He is also a
   (PHOTO) director of Chesapeake Corporation and a board member of Xavier University.

               KENNETH L. WOLFE, age 55, is Chairman of the Board and Chief Executive Officer, Hershey Foods Corporation. He was elected President and Chief Operating Officer in 1985, positions he held through 1993. He was elected Vice President, Finance and Chief Financial Officer of the Corporation in 1981, Senior Vice President and Chief Financial Officer in 1984. A director of the Corporation since 1984, he chairs the Executive Committee and serves as a member of the Committee on Directors and Corporate Governance. He is also a director of Bausch & Lomb
   (PHOTO) Inc. and Hershey Trust Company, and is a member of the Board of Managers, Milton Hershey School.




THE BOARD OF DIRECTORS AND ITS COMMITTEES

  There were nine meetings of the Board of Directors during 1993. No director attended less than 79% of the sum of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during 1993. Average attendance for all of these meetings equalled 96%.

  The Board of Directors has five standing committees. These are the Audit Committee, the Committee on Directors and Corporate Governance, the Compensation and Executive Organization Committee, the Employee Benefit Committee, and the Executive Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes.

  The Audit Committee, which held four meetings during 1993, consists of Messrs. Sharbaugh (Chair), Beaver, Jamison, and Pera, and Ms. Guiton Hill and Mrs. Neff. The Committee's responsibilities include recommending to the full Board the selection of the Corporation's independent public accountants; discussing the arrangements for, the proposed scope, and the results of the annual audit with management and the independent public accountants; reviewing the scope of non-audit professional services provided by the independent public accountants; obtaining from both management and the independent public accountants their observations on the Corporation's system of internal accounting controls; and reviewing the overall activities and recommendations of the Corporation's internal auditors.

  The Committee on Directors and Corporate Governance, which held three meetings during 1993, consists of Messrs. Jamison (Chair), Beaver, Sarni, and Wolfe and Dr. Mobley. The Committee's responsibilities include reviewing the size and composition of the Board and its committees, evaluating and recommending candidates for election to the Board, administering the Directors' Charitable Award Program, and reviewing and advising the full Board on issues of corporate governance. The Committee will consider nominees recommended by stockholders. Such recommendations should be sent in writing to the Secretary of the Corporation, 100 Crystal A Drive, Hershey, Pennsylvania 17033, and should include the proposed nominee's name, address and biographical information.

  The Compensation and Executive Organization Committee, which held three meetings during 1993, consists of Messrs. Pietruski (Chair), Graham, Sarni, and Sharbaugh and Mrs. Neff. The Committee recommends to the full Board the salaries of the Corporation's elected officers and other key management and executive employees; administers the Corporation's 1987 Key Employee Incentive Plan and the Supplemental Executive Retirement Plan; monitors compensation arrangements for management employees for consistency with corporate objectives and stockholders' interests; reviews the executive organization of the Corporation; and monitors the development of personnel available to fill key management positions.

  The Employee Benefit Committee, which held two meetings during 1993, consists of Messrs. Graham (Chair), Pera, and Pietruski, Ms. Guiton Hill and Dr. Mobley. The Committee has various responsibilities with respect to the Corporation's and its subsidiaries' employee benefit plans and plan investments, including reviewing and evaluating the performance and decisions of the Corporation's Employee Benefit Management Committee and certain designees of that Committee.

  The Executive Committee, which held nine meetings during 1993, consists of Messrs. Wolfe (Chair) and Viviano. The Committee, subject to specific restrictions involving matters of a major nature, may exercise all powers and authority of the Board of Directors in the management of the business affairs of the Corporation when the full Board is not in session.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Corporation receive no additional remuneration for their services as directors. Non-employee directors--those directors not entitled to receive any salary or employee benefits from the Corporation or its subsidiaries--receive an annual retainer of $20,000; a fee of $900 for each Board meeting attended; a fee of $750 for each Board committee meeting attended; and a fee of $100 for each Board or Board committee meeting held by telephone conference call. Board committee chairpersons receive an annual retainer of $2,000 in addition to meeting fees. Under the Directors' fees deferral plan, directors may elect to defer receipt of part or all of each year's fees for such period as they may select, to be paid beginning no later than retirement from the Board. To further enhance the alignment of the directors' interests with the stockholders' interests, from time to time increases in directors' fees may be made in the Corporation's stock. In 1993, to ensure the directors' compensation package remains competitive, non-employee directors were granted 100 shares of Common Stock in lieu of an increase in their annual retainer.

  All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees and for minor incidental expenses incurred in connection with performance of directors' services. In addition, directors are provided with travel accident insurance while traveling on the Corporation's business; receive the same discounts as employees on purchase of the Corporation's products; and are eligible to participate in the Corporation's Higher Education Gift Matching Program.

  The Corporation maintains a retirement plan for non-employee directors to assist in attracting and retaining individuals of outstanding competence to serve on the Board. Any such director who has served as a director for at least ten years, or retires at age 70 with at least five years of service on the Board, or retires because of disability regardless of length of service, is entitled to receive for ten years, unless he or she should die sooner, 100% of the annual retainer in effect at the time the director retires or is disabled. Directors who receive benefits under this plan are expected to remain available to advise and consult with the members of the Board as needed.

  A Directors' Charitable Award Program (the "Program") was established to acknowledge the service of directors, to recognize the mutual interest of the Corporation and its directors in support of worthy institutions and to provide an indirect enhancement to the overall competitiveness of the directors' benefit program to assist the Corporation in attracting and retaining directors of the highest caliber. The Corporation is funding the Program primarily through life insurance policies on its directors. The charitable donations by the Corporation will be directed primarily to educational institutions as designated by the directors.

  The Program is designed so that when the Corporation receives life insurance proceeds as a result of the deaths of specified directors, it would then donate a specific amount per director in the name of the director to designated tax qualified institution(s). The amount of the donation varies according to the director's length of service as a director for a maximum donation of $1,000,000 after five years of service. Individual directors derive no financial benefit from the Program since all insurance proceeds and charitable tax deductible donations accrue solely to the Corporation. All current directors and three retired directors participate in the Program. The amount of the charitable donation per participating director would be $1,000,000, except for Messrs. Pera and Sarni, for whom the current amount is $400,000 each, and Ms. Guiton Hill, for whom the current amount is $200,000, because of their shorter length of service as directors.

                          1993 EXECUTIVE COMPENSATION

          COMPENSATION AND EXECUTIVE ORGANIZATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

  The Compensation and Executive Organization Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors, and the Committee is responsible for the establishment and oversight of the Corporation's executive compensation program.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Corporation's executive compensation program is designed to meet the following objectives:

  . To connect the interests of the executive officers with corporate performance and increases in shareholder value by tying a significant portion of their total compensation to meeting specific short-term and long-term performance goals of the Corporation and to appreciation in the Corporation's stock price;

  . To attract, retain and motivate executive talent; and

  . To provide a balanced total compensation package that recognizes the individual contributions of the executive officers and the overall business results of the Corporation.

  Each year the Committee conducts a full review of the Corporation's executive compensation program. This review is performed with the assistance of an independent outside consultant whose services are retained by the Corporation. The Committee reserves the right to select and/or meet independently with any consultant at its discretion. This annual review includes analyzing survey data comparing the competitiveness of the Corporation's executive compensation, corporate performance, stock price appreciation and total return to stockholders with a peer group of companies representing the Corporation's most direct food industry competitors for executive talent. In the performance graph on page 19, the Corporation's performance is compared to that for the Standard and Poor's Food Industry Index. The peer group considered relevant for the Corporation's comparison purposes does not include all of the companies in the Food Industry Index as compensation data on all such companies is not readily available. Also, the peer group includes some companies that are not in said index because the Corporation selects those companies it believes to be the most relevant and direct competitors for the compensation comparison. The Committee reviews which peer companies are selected for compensation analysis. The annual compensation review permits an ongoing evaluation of the link between the Corporation's performance and its executive compensation in the context of the compensation programs of other companies.

  In the review of survey data, a statistical process involving regression analysis is used to determine competitive compensation levels. This approach adjusts peer group compensation levels for factors such as net sales, return on equity, and time in position within the organization in determining predicted values or "going rates" within the marketplace for each element of compensation. The Corporation targets to pay "at or above" such "going rates."

  The Committee believes significant equity interests in the Corporation held by the Corporation's management align the interests of stockholders and management. Through the programs described in this report, a very significant portion of each executive officer's total compensation is linked directly to individual and corporate performance and stock price appreciation.

  The key elements of the Corporation's executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of performance share units and stock options. Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of the stockholders. The Corporation's executive compensation program is intended to reward achievement of both short-term and long-term business goals. To ensure proper balance in the achievement of long-term business objectives, the incentive program places greater dollars at risk in long-term incentives compared to short-term incentives. The long-term incentive program is especially designed to assure that the Corporation's executive officers have a significant portion of their total compensation tied to factors which impact the performance of the Corporation's stock.

  The Committee determined the total compensation of Mr. R. A. Zimmerman, the Chairman of the Board and Chief Executive Officer in 1993, and it reviewed the total compensation as recommended by senior management of a group of the most highly compensated corporate executive officers, including the individuals whose compensation is detailed in this proxy statement. This is designed to ensure consistency throughout the executive compensation program.

  The Committee's policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Zimmerman, are discussed below. While the elements of compensation described below are considered separately, the Committee considers the total compensation package afforded by the Corporation to each executive officer, including pension benefits, supplemental retirement benefits, insurance and other benefits.

BASE SALARIES

  Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies.

  Through December 31, 1993, salary reviews were conducted every 12 to 18 months and salary adjustments were made based upon the performance of the Corporation and of each executive officer. Where appropriate, the Committee also considered non-financial performance measures. Base salaries for executive officers and all other salaried employees were set within salary ranges established for the position as determined through the annual competitive salary surveys described above. In the case of executive officers with responsibility for a particular business unit, such unit's financial results were also considered.

  With respect to the base salary granted to Mr. Zimmerman in 1993, the Committee made an assessment of Mr. Zimmerman's 1992 individual performance, his incentive compensation payments in 1992 and considered his relative position in the comparison of base salaries of chief executive officers of peer companies in the surveys referred to above. Mr. Zimmerman's 1993 base salary remained at the same level as his 1992 base salary. Not adjusting Mr. Zimmerman's 1993 base salary effectively maintained the value of his 1993 short and long-term incentives at their 1992 levels; therefore, in view of the Corporation's and Mr. Zimmerman's exemplary performance in 1992, the Committee in 1993 granted Mr. Zimmerman an additional grant of 5,000 performance share units for a total 1993 grant of 15,000 performance share units, all of which have been forfeited because of Mr. Zimmerman's retirement on December 31, 1993. Performance share units are described below.

ANNUAL CASH INCENTIVE PROGRAM

  The Corporation's executive officers, as well as other key managerial and professional employees, are eligible for an annual cash incentive award under the Corporation's 1987 Key Employee Incentive Plan (the "Incentive Plan"), a plan approved by the stockholders and administered by the Committee. Participating executive officers are eligible to earn individual awards expressed as a percentage of base salary. Individual and short-term (annual) corporate and division performance objectives are established at the beginning of each year. For executive officers on corporate staff, the corporate performance measures for these incentive award payments for 1993 were based on financial measures including earnings per share, return on net assets, and management of certain administrative costs. For executive officers at the division level, the business factors for 1993 were a combination of operating income, a return measurement and market share. The final award is the product of the executive officers' base salary, the applicable target percentage, the business unit (corporate or division) performance score and the individual performance score. Adjustments are made, if necessary, to take into account extraordinary or unusual items occurring during the performance year. Since the final award is the product of the factors described above, the business unit performance and individual performance scores are given equal weight in the formula. With respect to corporate staff performance objectives, the relative weights of each of the business unit factors are 40% each for earnings per share and return on net assets and 20% for administrative cost savings. Performance in excess of the targets for financial measures and individual performance expectations may result in the individual executive officer receiving more than his/her target percentage. However, each of the relative weights contain maximums on the components used to calculate the annual incentive award. The range of the target percentages of base salary used in 1993 for annual cash incentive awards for executive officers was 30% to 60%, with the highest rate of 60% applicable only to Mr. Zimmerman.

  No annual cash incentive awards are granted unless a corporate "performance hurdle" is achieved. This hurdle is defined as the minimum rate of return which average total invested capital must earn before any awards are paid. This is designed with the stockholders' interest in mind by assuring the Corporation achieves certain profitability levels before any executive is granted an annual incentive award.

  In 1993, corporate staff participants (which included Mr. Zimmerman) exceeded the corporate performance objectives set for earnings per share, return on net assets and management of certain administrative costs. In addition, the Committee took into account Mr. Zimmerman's performance against his personal objectives established earlier in the year which Mr. Zimmerman met. Based on these results, Mr. Zimmerman was awarded a 1993 annual cash incentive award of $414,534.

LONG TERM INCENTIVE PROGRAM--PERFORMANCE SHARE UNITS

  Performance share units (PSUs) were contingently granted in 1993 under the Incentive Plan to the Corporation's executive officers and certain other top officers (a combined total of 22 individuals in 1993) based upon a percent of annual salary. PSUs are generally granted every year and are earned based on the Corporation's performance over a three-year cycle. Each year begins a new three-year cycle. Provided the Corporation has achieved the established performance objectives, at the end of the three-year cycle a payment is made, either in stock, cash or a combination of both, based on the market value of the shares at the end of the cycle. Adjustments are made, if necessary, to take into account extraordinary or unusual items occuring during the performance cycle. Payment may be deferred to a later date at the election of the executive. The value of the PSUs is tied to corporate performance (in determining what percentage of shares are earned) and stock price appreciation. The established performance measures are earnings per share and return on net assets. For the 1993-95 three-year cycle, performance scores can range from 0% to 100%.

  The Corporation has minimum stockholding guidelines for its executive officers which require executive officers to accumulate gradually over time, shares of Common Stock and/or deferred PSUs. The value equivalent of the shares which must be acquired and held are equal to a multiple of two to eight times the officer's base salary. If the minimum has not been met, the executive officer is required to take the award in Common Stock (net of withholding taxes) or deferred PSUs. For Mr. Zimmerman the applicable multiple in 1993 was eight times his base salary.

  In January 1991, each executive officer and certain other top officers were granted PSUs having a value at the time of grant equal to a percentage of the executive officer's annual salary. This percentage was determined by the Committee based on the recommendation of senior management and competitive survey information. The Corporation met its target earnings per share and return on net assets, each measure having equal weight of 50%, for the year ended December 31, 1993. Accordingly, 100% of the contingent PSUs granted in January 1991, which was the maximum percent achievable under this Program, were earned, and the holders thereof received payment based on the value of the shares averaged over a period of 22 business days in December 1993. Mr. Zimmerman received a payment valued at $660,168 based on the December 1993 "averaged" value of the PSUs from the 1991 grant.

  In January 1993, executive officers were granted new contingent PSUs based on the same approach. The "Long Term Incentive Program Performance Share Unit Awards in Year Ended December 31, 1993" table in this Proxy Statement provides additional information regarding these grants for the five most highly compensated executive officers.

LONG TERM INCENTIVE PROGRAM--STOCK OPTIONS

  Under the Incentive Plan, stock options are periodically granted to the Corporation's executive officers as well as to other key managerial and professional employees. Stock options entitle the holder to purchase a fixed number of shares at a set price for a specific duration.

  The Committee sets guidelines for the size of stock option grants based on competitive compensation data gathered from survey information discussed above. The number of stock options granted are a function of the employee's base pay, stock option multiples for the employee's grade level and the imputed value of the option. Management's recommendations regarding the number of options to be awarded to specific employees are also taken into account. While stock options have been granted annually to executive officers and certain other top officers, the Committee can elect not to grant stock options in a given year. For administrative reasons, stock option recipients, other than the top executives, (over 300 key employees) generally receive stock option grants every two years in double the amount they would have received were the grants to this larger group made annually. Only 21 top officers and two new key employees were granted stock options in 1993.

  Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with a ten-year term and an exercise price equal to the market price of the Common Stock on the date of grant, and they vest immediately for executive officers. This approach is designed as an incentive for future performance by the creation of shareholder value over the long-term since the benefit of the stock options cannot be realized unless stock price appreciation occurs. Since stock option awards are determined based on competitive pay practices within the food industry, the Committee does not take into account the amounts of options outstanding or previously granted. The total aggregate size of current stock grants under consideration is taken into account in deciding the amount of total options to be awarded.

  In 1993, Mr. Zimmerman received stock options to purchase 20,000 shares with an exercise price of $47 per share.

POLICY REGARDING 1993 CHANGES IN TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Omnibus Budget Reconciliation Act of 1993 ("OBRA") was signed into law in August, 1993. Under OBRA a new Section 162(m) was added to the Internal Revenue Code of 1986 (the "Code") which provides that publicly-held companies may be limited in deducting certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated officers. Certain types of compensation, including "performance-based" compensation, are excluded from the compensation limit.

  The Committee has considered the effect of new Section 162(m) of the Code on the Corporation's executive compensation program to develop its policy with respect to the deductibility of the Corporation's executive compensation. It is the Committee's position that, in administering the "performance-based" portion of the Corporation's executive compensation program, it will attempt to comply with the requirements of Section 162(m). However, the Committee believes the total compensation system for executive officers should be managed in accordance with the objectives outlined in the "Executive Compensation Philosophy" section of this report and in the overall best interest of the Corporation's stockholders. Should compliance with Section 162(m) conflict with the "Executive Compensation Philosophy" or with what the Committee believes to be in the best interest of the stockholders, the Committee will act in accordance with the Philosophy and in the best interest of the stockholders, notwithstanding the effect of such action on deductibility.

CONCLUSION

  In 1993, as in previous years, a substantial portion of the Corporation's executive compensation consisted of performance-based variable elements. In the case of Mr. Zimmerman, approximately 65% of his 1993 total compensation consisted of performance-based variable elements, without including stock options in the computation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

          SUBMITTED BY THE COMPENSATION AND EXECUTIVE ORGANIZATION
             COMMITTEE OF THE CORPORATION'S BOARD OF DIRECTORS:

       John M. Pietruski, Chairman   Thomas C. Graham   Francine I. Neff

                     Vincent A. Sarni   H. Robert Sharbaugh

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows for the fiscal years ending December 31, 1991, 1992 and 1993, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Corporation in the capacities in which they served in 1993. Effective December 31, 1993, Mr. Zimmerman retired from his positions as Chairman and Chief Executive Officer, Mr. Wolfe became Chairman and Chief Executive Officer, and Mr. Viviano became President and Chief Operating Officer. Effective January 1, 1994, Mr. Pasquale became President, Hershey Chocolate U.S.A.

                          SUMMARY COMPENSATION TABLE

                                                          LONG TERM
                             ANNUAL COMPENSATION        COMPENSATION
                         --------------------------- -------------------
                                                     NUMBER OF
     NAME AND                                         STOCK
PRINCIPAL POSITION                                    OPTION   LTIP/(3)/ ALL OTHER/(4)/
  AS OF 12/31/93         YEAR SALARY/(1)/ BONUS/(2)/  AWARDS    PAYOUTS   COMPENSATION
- ------------------       ---- ----------- ---------- --------- --------- --------------
R. A. Zimmerman          1993  $590,000    $414,534   20,000   $660,168     $92,933
Chairman and Chief       1992   590,000     419,136   28,000    483,808       5,772
Executive Officer        1991   540,000     275,000    9,800    562,520       5,550

K. L. Wolfe              1993   456,500     308,709   16,000    440,942      14,992
President and Chief      1992   440,000     286,528   17,000    358,204      12,541
Operating Officer        1991   400,000     246,198    6,550    373,674      11,704

J. P. Viviano            1993   347,500     216,588   12,000    316,382      17,281
President, Hershey       1992   330,000     298,320   12,500    253,534      16,234
Chocolate U.S.A.         1991   300,000     153,188    4,700    233,044      14,771

M. F. Pasquale           1993   254,250     142,016    6,300    219,226       5,896
Senior Vice President    1992   245,000     131,841    7,250    176,776       5,719
and Chief Financial Of-  1991   225,000     117,233    3,250    156,702       5,550
 ficer

C. M. Skinner            1993   208,750     145,838    5,000    149,472       5,219
President,               1992   200,000     136,500    5,050    109,322       5,000
Hershey Pasta Group      1991   175,000      93,931    2,250    104,468       4,375

- --------
  /(1)/ This column includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code that were contributed by the executive officer to the Corporation's Employee Savings, Stock Investment and Ownership Plan ("ESSIP").

  /(2)/ This column represents annual cash incentive awards (paid out or deferred) attributable to services rendered for that year.

  /(3)/ This column reports the cash value earned in performance share unit payouts during each of the last three fiscal years at the end of the following three performance cycles: 1991-93; 1990-92; 1989-91, under the 1987 Key Employee Incentive Plan, which were paid or deferred in the fiscal year immediately following the last year of the respective three-year cycle.

  /(4)/ This column includes the Corporation's matching contributions to the individual's ESSIP account and any payments for unused vacation days in excess of 20 days which by company policy are paid if not taken by the employee. The specific amounts for 1993 are as follows: R. A. Zimmerman, $5,531 (ESSIP), $19,325 (unused vacation days); K. L. Wolfe, $5,896 (ESSIP), $9,096 (unused vacation days); and J. P. Viviano, $5,896 (ESSIP), $11,385 (unused vacation days). For Messrs. Pasquale and Skinner, the amounts provided in the column are only for ESSIP because they received no payments for unused vacation days. For Mr. Zimmerman, the amount reported for 1993 in this column also includes $68,077 for his earned 1994 vacation days received as a result of his retirement.

LONG TERM INCENTIVE PROGRAM--STOCK OPTIONS

  The following table contains information concerning the grant of stock options under the 1987 Key Employee Incentive Plan to the five most highly compensated executive officers of the Corporation as of the end of the last fiscal year:

             STOCK OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 1993

                                                                                     POTENTIAL
                                                                                REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES
                                                                                  OF STOCK PRICE
                                                                                 APPRECIATION FOR
                                        INDIVIDUAL GRANTS                        STOCK OPTION TERM
                       --------------------------------------------------- -----------------------------
                                     % OF TOTAL
                          NUMBER       STOCK
                            OF        OPTIONS
                        SECURITIES    GRANTED       EXERCISE
                        UNDERLYING       TO            OR
                         OPTIONS     EMPLOYEES     BASE PRICE   EXPIRATION
NAME                   GRANTED/(1)/ IN 1993/(2)/ PER SHARE/(3)/    DATE       5%/(4)/        10%/(4)/
- ----                   ------------ ------------ -------------- ----------   ----------     ----------
R. A. Zimmerman           20,000        17.2%        $47.00      12/30/96        $202,576       $436,254
K. L. Wolfe               16,000        13.7%         47.00        1/3/03         472,929      1,198,494
J. P. Viviano             12,000        10.3%         47.00        1/3/03         354,697        898,871
M. F. Pasquale             6,300         5.4%         47.00        1/3/03         186,216        471,907
C. M. Skinner              5,000         4.3%         47.00        1/3/03         147,790        374,529
- --------------------------------------------------------------------------------------------------------
All Stockholders/(5)/        N/A         N/A            N/A           N/A  $2,665,732,000 $6,755,488,271

- --------
  /(1)/ All stock options listed in this column are exercisable and have a ten-year term except for Mr. Zimmerman's which are for a four-year term as a result of his retirement. The stock options having a $47.00 exercise price were granted on January 4, 1993 and were granted at a price not less than 100% of the fair market value of the shares of Common Stock on the date of grant determined as the closing price on the business date immediately preceding the date the stock options were granted. All stock options expire at the end of the stock option holder's employment except as may be provided differently in the stock option agreement. Also, in the case of a stock option held by an employee whose employment ends due to retirement, total disability or death, the employee or his estate may exercise the stock option within three years of the date of retirement, total disability or death.

  /(2)/ Historically and for administrative reasons, stock option recipients other than top officers receive stock options every other year in double the amounts they would receive if the grants were made annually. In 1993 only top officers and two new key employees (a combined total of 23 individuals) were granted a total of 116,600 stock options.

  /(3)/ The exercise price may be paid in cash, shares of Common Stock valued at the fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the stock option holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Corporation, out of the sales proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

  /(4)/ The dollar amounts under these columns for all the individuals except for Mr. Zimmerman are the result of calculations at the 5% and 10% annual appreciation rates for the term of the options (10 years) as required by the Securities and Exchange Commission, and, therefore, are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation. With respect to the dollar amounts shown for Mr. Zimmerman, they are the result of calculations at the 5% and 10% annual appreciation rates for the four-year term of his options. As a result of his retirement, Mr. Zimmerman's options expire on December 30, 1996.

  /(5)/ For "All Stockholders," the gain on 90,186,336 shares, the number of outstanding shares of Common Stock and Class B Common Stock on January 4, 1993, is based on a $47.00 per share price (the exercise price of the 1993 options). The value of the Common Stock and Class B Stock at $47.00 per share was $4,238,757,792. The amounts listed under these columns for "All Stockholders" are the result of calculations at the 5% and 10% annual appreciation rates for a period of ten years from January 4, 1993 through January 3, 2003. These amounts are not intended to forecast possible future appreciation, if any, of the stock price of the Corporation.

  The following table sets forth information with respect to the named executives concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year:

     AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1993
                      AND YEAR-END STOCK OPTION VALUES

                                                NUMBER OF
                  NUMBER                       SECURITIES          VALUE OF
                    OF         VALUE           UNDERLYING        UNEXERCISED
                  SHARES      REALIZED         UNEXERCISED       IN-THE-MONEY
                 ACQUIRED (MARKET PRICE AT        STOCK         STOCK OPTIONS
                    ON     EXERCISE LESS   OPTIONS EXERCISABLE   EXERCISABLE
NAME             EXERCISE EXERCISE PRICE)   AT 12/31/93/(1)/   AT 12/31/93/(1)/
- ----             -------- ---------------- ------------------- ----------------
R. A. Zimmerman       0       $      0           100,550          $1,186,313
K. L. Wolfe           0              0            61,600             637,275
J. P. Viviano         0              0            43,050             415,163
M. F. Pasquale        0              0            26,800             286,325
C. M. Skinner     3,600        102,375            15,250             109,194

- --------
  /(1)/ All of the stock options were granted under the 1987 Key Employee Incentive Plan and are exercisable. The fair market value of the Common Stock on the Corporation's fiscal year end, December 31, 1993, was $49.

LONG TERM INCENTIVE PROGRAM--PERFORMANCE SHARE UNITS

  The following table provides information concerning performance share unit grants made to the five most highly compensated executive officers of the Corporation during the last fiscal year under the long term incentive program portion of the 1987 Key Employee Incentive Plan. Payments made under said program for the three-year performance cycle ending December 31, 1993 are reported in the Summary Compensation Table.

                          LONG TERM INCENTIVE PROGRAM
         PERFORMANCE SHARE UNIT AWARDS IN YEAR ENDED DECEMBER 31, 1993




                                PERFORMANCE   ESTIMATED FUTURE PAYOUTS
                  NUMBER OF       OR OTHER     UNDER NON-STOCK PRICE-
                   SHARES,      PERIOD UNTIL         BASED PLAN
                  UNITS OR       MATURATION  ---------------------------
                    OTHER            OR      THRESHOLD  TARGET  MAXIMUM
NAME             RIGHTS/(1)/       PAYOUT    (#)/(2)/  (#)/(3)/ (#)/(3)/
- ----             -----------    ------------ --------- -------- --------
R. A. Zimmerman    15,000/(4)/    3 years      1,875    15,000   15,000
K. L. Wolfe         7,500         3 years        938     7,500    7,500
J. P. Viviano       5,000         3 years        625     5,000    5,000
M. F. Pasquale      2,900         3 years        363     2,900    2,900
C. M. Skinner       2,500         3 years        313     2,500    2,500

- --------
  /(1)/ The performance share units (PSUs) reported in this table were granted on January 4, 1993 for the cycle commencing January 1, 1993 and ending December 31, 1995.

  For purposes of determining the number of grants, the value of each PSU is based on the average of the daily closing prices of Hershey Foods' Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the December preceding the new three-year performance cycle.

  The final value of the award is determined based upon three factors. The first involves the number of PSUs awarded at the commencement of the three-year cycle. The second factor relates to a performance score as measured against predetermined earnings per share and return on net assets objectives for the 1993-95 three-year cycle. The performance scoring can range from a minimum of 0% to a maximum of 100% achievement. The third factor involves the value per unit which is determined at the conclusion of the three-year cycle. The final award is limited to a value of two times the grant price over the term of the three-year cycle. In the case of the 1993-95 cycle, this limit is $93.04 per share.

  /(2)/ This column lists the number of shares of Common Stock the value of which would be payable to the named executives at the threshold achievement level of 12 1/2%. If the achievement level at the end of the three-year cycle is less than this threshold, no payments are made.

  /(3)/ These columns list the number of shares of Common Stock the value of which would be payable to the named executives at the 100% or more achievement level.

  /(4)/ PSUs are contingently granted and the recipient must continue to participate in the Program for the entire three-year cycle or the grant is prorated or forfeited. As a result of Mr. Zimmerman's retirement as of December 31, 1993, his 15,000 PSUs grant was forfeited.

PENSION PLANS

  The following table shows the estimated pension benefits payable to a covered participant at age 60 or later under the Corporation's qualified benefit pension plan (the "Pension Plan"), as well as the nonqualified supplemental executive retirement plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Corporation:

                              PENSION PLAN TABLE

                                   YEARS OF SERVICE
               --------------------------------------------------------------
REMUNERATION     10         15         20         25         30         35
- ------------   -------   --------   --------   --------   --------   --------
 $  200,000    $73,333   $110,000   $110,000   $110,000   $110,000   $110,000
    300,000    110,000    165,000    165,000    165,000    165,000    165,000
    400,000    146,667    220,000    220,000    220,000    220,000    220,000
    500,000    183,333    275,000    275,000    275,000    275,000    275,000
    600,000    220,000    330,000    330,000    330,000    330,000    330,000
    700,000    256,667    385,000    385,000    385,000    385,000    385,000
    800,000    293,333    440,000    440,000    440,000    440,000    440,000
    900,000    330,000    495,000    495,000    495,000    495,000    495,000
  1,000,000    336,667    550,000    550,000    550,000    550,000    550,000
  1,100,000    403,333    605,000    605,000    605,000    605,000    605,000
  1,200,000    440,000    660,000    660,000    660,000    660,000    660,000

  The remuneration (compensation) used to determine the amount of pension payable is based on three years average of base salary and five years average annual cash incentive award. The final average compensation and the estimated credited years of service as of December 31, 1993, respectively, for each of the named executive officers are: R. A. Zimmerman, $903,202, 31.7 years; K. L. Wolfe, $693,236, 24.8 years; J. P.
Viviano, $536,697, 25.7 years; M. F. Pasquale, $363,347, 14.4 years; and C. M.
Skinner, $315,507, 35.1 years. The benefits shown in the above table are calculated using the life annuity form of payout from the Pension Plan. In addition, the amounts shown in the table would be reduced by any applicable Social Security benefits and for a specified percentage for each month that the retirement occurs before age 60.

PERFORMANCE GRAPH

  The following line graph compares the Corporation's cumulative total shareholder return (Common Stock price appreciation plus dividends, on a reinvested basis) over the last five fiscal years with the Standard and Poor's 500 Index and the Standard and Poor's Food Industry Group Index.


                            [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG HERSHEY FOODS, S&P FOOD GROUP INDEX AND S&P 500 INDEX

                                             S&P Food
 Measurement period             Hershey       Group      S&P 500
(Fiscal year Covered)            Foods        Index       Index
- ---------------------           --------     --------    --------
Measurement PT -
        1988                      100          100         100

        1989                    $141.33      $136.43     $131.69
        1990                    $151.92      $147.06     $127.59
        1991                    $184.02      $214.53     $166.47
        1992                    $199.64      $214.03     $179.16
        1993                    $212.82      $196.42     $197.22

* Assumes $100 invested on 12/31/88 in Hershey Common Stock, S&P 500 Index and S&P Food Group Index.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

  During 1993 the Corporation and its subsidiaries had a number of transactions with Milton Hershey School (the "School"); with Hershey Trust Company ("Hershey Trust"); and with companies owned by Hershey Trust, involving the purchase or sale of goods and services. These latter transactions were primarily with HERCO Inc. ("HERCO"), an entertainment and resort company based in Derry Township (Hershey), Pennsylvania, wholly-owned by Hershey Trust.

  On November 2, 1993, the Corporation purchased, as part of its previously announced $200 million stock repurchase program, two million shares of its Common Stock from Hershey Trust. The Corporation paid Hershey Trust approximately $103.1 million for the shares. The price per share was determined based on a market price-based formula.

  The aggregate value of sales made during 1993 by the Corporation and its subsidiaries to the School, Hershey Trust, and companies owned by Hershey Trust, amounted to approximately $800,000. During the year, the Corporation purchased goods and services from these entities in the amount of approximately $2.6 million. All of the above transactions were on terms that the Corporation believes to be no less favorable to the Corporation than those which could have been obtained from other purchasers or vendors.

  From time to time the Corporation also makes purchases of real property in the Hershey, Pennsylvania area from Hershey Trust and HERCO, which have substantial real estate holdings in the area. These transactions are made on terms that the Corporation believes are as favorable to it as would be available to other purchasers. In October 1993, the Corporation purchased from HERCO approximately 14 1/2 acres of land containing a 39,055 square foot warehouse building in Derry Township, Pennsylvania and HERCO's rights in the HERSHEY trademark for meats and commissary services for $1.8 million.

  The Harrisburg, Pennsylvania law firm of McNees, Wallace & Nurick, of which Rod J. Pera, a director, is a partner, provided legal services to the Corporation in 1993 and is providing such services in 1994.

  Pursuant to the Corporation's Directors' Charitable Award Program (the "Program"), as described in the section "The Board of Directors and its Committees" in this Proxy Statement, retired director Kenneth V. Hatt, while still a member of the Board of Directors of the Corporation, designated Milton Hershey School Trust as beneficiary of a $500,000 charitable donation by the Corporation, and Rod J. Pera, a director, has designated Milton Hershey School Trust as beneficiary of a $400,000 charitable donation by the Corporation. Messrs. Hatt and Pera retain the discretion to change beneficiary designees.

                    PROPOSAL NO. 2--APPOINTMENT OF AUDITORS

  The Board of Directors, on the recommendation of the Audit Committee, has appointed Arthur Andersen & Co. as independent public accountants of the Corporation for the year ending December 31, 1994. Although not required to do so, the Board of Directors is submitting the appointment of that firm for approval at the Annual Meeting. Arthur Andersen & Co. has audited the Corporation's financial statements since 1927 and is considered to be well qualified. If the appointment is not approved, the Board of Directors will reconsider its appointment. Representatives of Arthur Andersen & Co. will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the votes represented at the meeting in person or by proxy of the Common Stock and Class B Stock voting together without regard to class is required for approval of the appointment of auditors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2, AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                                 OTHER BUSINESS

  It is not expected that any business other than that set forth in the Notice of Annual Meeting of Stockholders and more specifically described in this Proxy Statement will be brought before the meeting. However, if any other business should properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting.

                           1995 STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in the Corporation's Proxy Statement for the 1995 Annual Meeting of Stockholders, stockholder proposals must be received by the Corporation at its principal office, Office of the Corporate Secretary, 100 Crystal A Drive, Hershey, Pennsylvania 17033 by November 15, 1994.

                                           By order of the Board of Directors,

                                                    William Lehr, Jr.
                                              Vice President and Secretary

March 14, 1994

  STOCKHOLDERS WHO DESIRE TO HAVE THEIR STOCK VOTED AT THE MEETING ARE REQUESTED TO MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. STOCKHOLDERS MAY REVOKE THEIR PROXIES AT ANY TIME PRIOR TO THE MEETING AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE, IF THEY SO DESIRE, IN PERSON.

      =================================================================

                             ------------------

                     This coupon entitles Hershey Foods
                          Corporation Stockholders
                        to 30% off all chocolate and
                        non-chocolate merchandise at
                       Hershey Foods Chocolate World
                             on April 25, 1994.

                             ------------------

                          The coupon also entitles
                        Stockholders and their guests
                            to free admission to
                             the Hershey Museum
                             on April 25, 1994.



              (LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE)

            *Please retain coupon to enable you to use it at both locations. You need only show your coupon to use it.
                This coupon is valid on April 25, 1994 only.

      =================================================================

                  HOURS OF OPERATION FOR MONDAY, APRIL 25TH

                     Chocolate World  9:00 AM - 5:45 PM
                     Hershey Museum  10:00 AM - 5:45 PM

 The Hershey Museum is an educational service of The M.S. Hershey Foundation.

                             [MAP APPEARS HERE]





    HERSHEY FOODS
 ANNUAL STOCKHOLDERS'
       MEETING

======================

   Hershey Theatre
      Hershey, PA
Monday, April 25, 1994

                              (LOGO OF HERSHEY FOODS CORPORATION APPEARS HERE)

HERSHEY FOODS CORPORATION
CLASS B COMMON STOCK

                                         This Proxy is Solicited on
                                           behalf of the Board of
                                                  Directors

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 1994, appoints K. L. Wolfe, J. P. Viviano, and W. Lehr, Jr. and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Class B Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 25, 1994, at the Hershey Theatre, located one half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

The shares of Class B Common Stock represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to ten votes for each such share held. If no direction is made, the proxy will be voted FOR the election of the ten nominees for Director listed on the reverse side and FOR Item 2. Except with regard to voting separately as a class on the election of Messrs. Beaver and Sarni, shares of the Common Stock will vote together with shares of the Class B Common Stock without regard to class.


                  This proxy is continued on reverse side.
            PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2

Item 1. Election of the following as Directors by holders of the Common Stock and the Class B Common Stock voting together without regard to class:
         T.C. Graham, B. Guiton Hill, J.C. Jamison, S.C. Mobley, F.I Neff, R.J. Pera, J.M. Pietruski, H.R. Sharbaugh, J.P. Viviano, K.L. Wolfe.

         [ ] FOR all nominees         [ ] WITHHOLD AUTHORITY for all nominees

To withhold authority to vote for any individual nominee, write the nominee's name in the space below:


Item 2. Approval of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994.

         FOR   AGAINST   ABSTAIN
         ---   -------   -------

          [ ]     [ ]       [ ]


In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

Dated:                        , 1994
      ------------------------                ------------------------------
                                                     Signature


                                              ------------------------------
                                                     Signature







Please mark, sign (exactly as name(s) appears above), date and mail this card promptly in the postage prepaid return envelope provided.

Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

                           HERSHEY FOODS CORPORATION
             EMPLOYEE SAVINGS, STOCK INVESTMENT AND OWNERSHIP PLAN

   THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 1994, instructs The Northern Trust Company*, as Trustee, to represent and vote all of the shares of Common Stock of Hershey Foods Corporation which are credited to my account under the above Plan at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 25, 1994 or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED BY THE TRUSTEE IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, OR IS RECEIVED BY THE TRUSTEE AFTER APRIL 19, 1994, THE SHARES IN THE EMPLOYEE SAVINGS, STOCK INVESTMENT AND OWNERSHIP PLAN (ESSIP/SASIP) WILL BE VOTED BY THE TRUSTEE IN PROPORTION TO THE FINAL AGGREGATE VOTE OF THE PLAN PARTICIPANTS ACTUALLY VOTING ON THE MATTER. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. BEAVER AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
 * The Northern Trust Company, Trustee, has appointed Chemical Bank as agent to tally the vote.

- --------------------------------------------------------------------------------
                                                                  Please mark
                                                          [X]      your votes
                                                                   this way
             ------------   ----------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1. Election of H.O. Beaver, Jr. and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Stock voting together without regard to class: T.C. Graham, B. Guiton Hill, J.C. Jamison, S.C. Mobley,
F.I. Neff, R.J. Pera, J.M. Pietruski, H.R. Sharbaugh, J.P. Viviano, K.L. Wolfe. To withhold authority to vote for any nominee, write the nominee's name(s) be-low:

                        WITHHOLD
    FOR all            AUTHORITY
   Nominees         for all Nominees
      [_]                 [_]

- --------------------------------------------------------------------------------
ITEM 2. Approval of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994.

  For   Against   Abstain
  [_]     [_]       [_]

- --------------------------------------------------------------------------------
In its discretion, the Trustee is authorized to vote the ESSIP/SASIP shares for which direction has been given and upon such other business as may come before the meeting.
                                       If you plan to attend the        WILL
                                       Annual Meeting, mark the Will   ATTEND
                                       Attend block. An admission        [_]
                                       ticket will be mailed to you.






      Signature(s) _____________________________________    Date _________,1994
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
- --------------------------------------------------------------------------------

- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
Detach here.







- --------------------------------------------------------------------------------

P R O X Y

HERSHEY FOODS CORPORATION                      THIS PROXY IS SOLICITED ON
                                               BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 1994, appoints K. L. Wolfe, J. P. Viviano, and W. Lehr, Jr., and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 25, 1994, at the Hershey Theatre, located one half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWELVE NOMINEES FOR DIRECTOR AND FOR ITEM 2. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. BEAVER AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1. Election of H.O. Beaver, Jr. and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Stock voting together without regard to class: T.C. Graham, B. Guiton Hill, J.C. Jamison, S.C. Mobley, F.I. Neff, R.J. Pera, J.M. Pietruski, H.R. Sharbaugh, J.P. Viviano, K.L. Wolfe.
                                                     (item 1. continued on back)

[_] FOR all nominees       [_] WITHHOLD AUTHORITY to vote for all nominees
To withhold authority to vote for any individual nominee, write that nominee's name in the space below.





ITEM 2. Approval of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994.

         FOR AGAINST ABSTAIN
         --- ------- -------
         [_]   [_]     [_]

In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.


                                           -----------------------------------
                                           Signature                    Date


                                           -----------------------------------
                                           Signature                    Date


PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED.

                           HERSHEY FOODS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned, having received the Notice of Meeting and Proxy Statement dated March 14, 1994, appoints K. L. Wolfe, J. P. Viviano and W. Lehr, Jr. and each or any of them as Proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Corporation's Common Stock at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 25, 1994, at the Hershey Theatre, located one half block east of Cocoa Avenue on East Caracas Avenue, Hershey, Pennsylvania, or at any adjournment thereof.

  THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), WHO SHALL BE ENTITLED TO ONE VOTE FOR EACH SUCH SHARE HELD. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWELVE NOMINEES FOR DIRECTOR AND FOR ITEM 2. EXCEPT WITH REGARD TO VOTING SEPARATELY AS A CLASS ON THE ELECTION OF MESSRS. BEAVER AND SARNI, SHARES OF THE COMMON STOCK WILL VOTE TOGETHER WITH SHARES OF THE CLASS B COMMON STOCK WITHOUT REGARD TO CLASS.




                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

- --------------------------------------------------------------------------------

                                                                 Please mark
                                                          [X]     your votes
                                                                  this way

             --------------   -------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

ITEM 1. Election of H.O. Beaver, Jr. and V.A. Sarni as Directors by holders of the Common Stock voting as a class; and election of the following as Directors by holders of the Common Stock and the Class B Stock voting together without regard to class: T.C. Graham, B. Guiton Hill, J.C. Jamison, S.C. Mobley,
F.I. Neff, R.J. Pera, J.M. Pietruski, H.R. Sharbaugh, J.P. Viviano, K.L. Wolfe. To withhold authority to vote for any nominee, write the nominee's name(s) be-low:

                     WITHHOLD
     FOR all        AUTHORITY
    Nominees     for all Nominees
       [_]             [_]

- --------------------------------------------------------------------------------

ITEM 2. Approval of Arthur Andersen & Co. as the Corporation's independent public accountants for 1994.

   For   Against   Abstain
   [_]     [_]       [_]

- --------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting.

                                        If you plan to attend the        WILL
                                        Annual Meeting, mark the Will   ATTEND
                                        Attend block. An admission        [_]
                                        ticket will be mailed to you.




      Signature(s) ____________________________________     Date _________,1994
PLEASE MARK, SIGN (EXACTLY AS NAME(S) APPEARS ABOVE), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED. EXECUTORS, ADMINISTRATORS, TRUSTEES, ATTORNEYS, GUARDIANS, ETC., SHOULD SO INDICATE WHEN SIGNING.
- --------------------------------------------------------------------------------
- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
Detach here.







- --------------------------------------------------------------------------------

                                         March 14, 1994


TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS, STOCK INVESTMENT AND OWNERSHIP PLAN


     Enclosed for your attention is a voting instruction card which explains the items to be voted upon at this year's Annual Meeting of Stockholders. Your completed card must be received by April 19, 1994 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting of Stockholders on April 25, 1994.

     This mailing of the voting instruction card to Savings, Stock Investment and Ownership Plan participants has been designed to eliminate the duplicate mailing of Annual Reports and Proxy Statements to those employees who will receive such as a registered stockholder.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Office of the Secretary at (717) 534-7527.

     Remember, your vote is important.
                        --

                                            Very truly yours,

                                            /s/ William Lehr, Jr.

                                            William Lehr, Jr.
                                            Vice President and Secretary

WL,JR./bd
Enclosures

                                                  March 14, 1994


TO: FELLOW PARTICIPANTS IN HERSHEY'S EMPLOYEE SAVINGS, STOCK INVESTMENT AND OWNERSHIP PLAN

     I am pleased to provide you a copy of Hershey Foods' 1993 Annual Report to Stockholders. Also enclosed is a voting instruction card and a proxy statement which explains the items upon which you are voting. Your completed card must be received by April 19, 1994 in order to be tallied. For your convenience in returning the voting card, a postage-paid envelope is provided. I urge you to take advantage of this opportunity to have the shares being held for you voted at the Annual Meeting of Stockholders on April 25, 1994.

     Please note that if you own shares through the Hershey Employee Stock Purchase Plan (HESPP), you will receive a separate proxy card from Merrill Lynch for voting those shares.

     If you should have any questions, you can call the Office of the Secretary at (717) 534-7527.

     Remember, your vote is important.
                         --

                                                  Very truly yours,

                                                  /s/ William Lehr, Jr.
                                                  William Lehr, Jr.
                                                  Vice President and Secretary





WL,JR./bd
Enclosures

                                            March 14, 1994



TO:  HERSHEY EMPLOYEE STOCK PURCHASE PLAN (HESPP) PARTICIPANTS

     I am pleased to provide you a copy of Hershey Foods' 1993 Annual Report to Stockholders. This mailing of Annual Reports to our HESPP participants has been designed to eliminate the duplicate mailing of Annual Reports to those participants who will receive an Annual Report as a result of participation in another employee plan. Your proxy card for voting your shares in HESPP along with the proxy statement will be arriving shortly directly from Merrill Lynch. Your completed card should be returned in the envelope Merrill Lynch provides.

     If you should have any questions, you can call the Office of the Secretary at (717) 534-7527.

     Remember, your vote is important.
                         --

                                            Very truly yours,

                                            /s/ William Lehr, Jr.

                                            William Lehr, Jr.
                                            Vice President and Secretary

WL,JR./bd
Enclosure